UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2011

EMTEC, INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-32789	87-0273300
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11 Diamond Road
Springfield, New Jersey 07081
(Address of principal executive offices)

(973) 376-4242
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 9, 2011, Emtec, Inc. (the “Company”) extended the term of the employment agreement for Gregory P. Chandler, its Chief Financial Officer (the “Employment Agreement”).  As a result of this extension, the term of the Employment Agreement will continue through April 30, 2012, unless further extended or earlier terminated in accordance with its terms. No other changes were made to the Employment Agreement in connection with such extension and, accordingly, the Employment Agreement remains in full force and effect in all other material respects.

A copy of the extension agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K.  The content of such Exhibit is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
10.1	Extension Agreement between Emtec, Inc. and Mr. Gregory P. Chandler, dated as of May 9, 2011

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMTEC, INC.

Dated: June 2, 2011	By:	/s/ Gregory P. Chandler
Name: Gregory P. Chandler
Title: Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Extension Agreement between Emtec, Inc. and Mr. Gregory P. Chandler, dated as of May 9, 2011

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